UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2011
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 26, 2011 (the “Effective Date”), OSI Restaurant Partners, LLC (“OSI”) and certain of its affiliates, including Outback Steakhouse of Florida, LLC (“Outback”), entered into a settlement agreement  (the “Settlement Agreement”) with T-Bird Nevada, LLC (“T-Bird”) and certain of its affiliates (the “T-Bird Entities”) to settle certain previously disclosed litigation matters among OSI, its affiliates, T-Bird and the T-Bird Entities.  For additional information regarding the litigation subject to the Settlement Agreement, see Item 1 “Legal Proceedings” in Part II of OSI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.  Under the terms of the Settlement Agreement:

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T-Bird has agreed to pay to OSI the sum of $33,300,000 in immediately available funds in full and complete satisfaction of the promissory note made by T-Bird that OSI purchased from T-Bird’s former lender (the “Settlement Payment”).  The Settlement Payment is due within 60 days of the Effective Date, subject to T-Bird’s right to extend the payment date by up to 60 days in certain circumstances.

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Outback has agreed, subject to OSI’s receipt of the Settlement Payment, to grant to a T-Bird Entity the right to develop and operate, as a franchisee of Outback, Outback Steakhouse restaurants in the State of California as set forth in a development agreement to be entered into between Outback and such T-Bird Entity (the “Development Agreement”).  Such right to develop and operate Outback Steakhouse restaurants in California is non-transferable other than under limited circumstances set forth in the Settlement Agreement.

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Outback has agreed to waive all rights of first refusal in its franchise arrangements with the T-Bird Entities in connection with a sale of all, and not less than all, of the assets, or at least 75% of the ownership of the T-Bird Entities.

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OSI has granted the T-Bird Entities the non-transferable right (the “Put Right”) to require OSI to acquire all of the equity interests in the T-Bird Entities that own Outback Steakhouse restaurants and the rights under the Development Agreement for cash.  The closing of the Put Right is subject to certain conditions including the negotiation of  a transaction agreement reasonably acceptable to the parties, the absence of dissenters rights being exercised by the equity owners above a specified level and compliance with OSI’s debt agreements.  The Put Right is exercisable for a one-year period beginning on the date of closing of an initial public offering (an “IPO”) of at least $100 million of shares of common stock of OSI or if OSI has not completed an IPO, for a period of 60 days after execution by OSI of a definitive agreement to sell only the Outback Steakhouse brand and all of its company-owned Outback Steakhouse restaurants.

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If the Put Right is exercised, OSI will pay the T-Bird Entities a purchase price equal to a multiple of the T-Bird Entities’ earnings before interest, taxes, depreciation and amortization, subject to certain adjustments (“EBITDA”), for the trailing 12 months, net of  liabilities of the T-Bird Entities.  The multiple is equal to 75% of the multiple of OSI EBITDA reflected in OSI’s stock price or, in a sale of the Outback Steakhouse brand, 75% of the multiple of OSI EBITDA that OSI is receiving in the sale. OSI has a one-time right to reject the exercise of the Put Right if the transaction would be dilutive to the consolidated earnings per share of OSI.  In such event, the Put Right is extended until the first anniversary of OSI’s notice to the T-Bird Entities of such rejection.

In addition to the foregoing, the Settlement Agreement includes additional terms and covenants among the parties thereto, including the agreement by OSI and T-Bird (and their respective affiliates) to release the other from claims related to the litigation matters subject to the Settlement Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: September 28, 2011	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer

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